UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): November 1, 2022

RGC RESOURCES, INC.
(Exact name of Registrant as specified in its charter)

Virginia	000-26591	54-1909697
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

519 Kimball Ave., N.E., Roanoke, Virginia	24016
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 540-777-4427

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 240.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13c-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Each Exchange on Which Registered
Common Stock, $5 Par Value	RGCO	NASDAQ Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 if the Securities Exchange Act of 1934.
Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
☐

ITEM 2.06	MATERIAL IMPAIRMENTS.

RGC Midstream, LLC (“Midstream”), a wholly owned subsidiary of RGC Resources, Inc. (“Resources”), is an equity method investor in Mountain Valley Pipeline, LLC (“LLC”), a joint venture established for the construction and operation of the Mountain Valley Pipeline (“MVP”) and MVP Southgate.

Due to increasing uncertainty concerning the ultimate completion of the pipeline, as indicated by the recent decision by the LLC’s managing partner to record a further impairment of its investment in the joint venture, it is likely that Midstream will recognize a material impairment charge to its investment in MVP and MVP Southgate.  Midstream is currently in the process of evaluating its investment, and believes that the impairment will likely be in the pre-tax range of $13 to $17 million.  As disclosed in item 2.06 on the Form 8-K/A dated April 7, 2022, Midstream recorded a pre-tax impairment loss on its investment in MVP and MVP Southgate of approximately $39.8 million in the second fiscal quarter of 2022.  With this possible additional impairment, the total impairment of the MVP investment is estimated to be between $53 and $57 million.  Any impairment charge resulting from this evaluation will be included in an amendment to this Form 8-K and reflected in the Resources’ fourth fiscal quarter results of operations as well as its September 30, 2022 10-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RGC RESOURCES, INC.

Date: November 4, 2022	By: /s/ Jason A. Field
Jason A. Field
Vice President, Chief Financial Officer and Treasurer
(Principal Financial Officer)